Exhibit 99.1

July 27, 2016
Limelight Networks(R) Reports Financial Results for the Second Quarter of 2016

•	Q2 revenue of $43.6 million

•	GAAP gross margin of 43.2%, up 180 basis points versus prior year

•	GAAP EPS of $(0.53), Non-GAAP EPS of $0.01

•	Generated $6.7 million cash
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a global leader in digital content delivery, today reported revenue of $43.6 million for the second quarter ended June 30, 2016, compared to $43.8 million in the second quarter of 2015.
Gross margin was 43.2% in the second quarter of 2016, an increase of 180 basis points from 41.4% in the second quarter of 2015.
Limelight reported a net loss of $54.9 million, or $0.53 per basic share, for the second quarter of 2016, compared to a net loss of $6.4 million, or $0.06 per basic share in the second quarter of 2015. The second quarter of 2016 net loss included a $51 million provision for litigation related to the Akamai lawsuit. As a result, in July 2016, we have regained access to $11.8 million of availability under our $25 million secured revolving line of credit.
Non-GAAP net income was $0.6 million or $0.01 per basic share for the second quarter of 2016, compared to a non-GAAP net loss of $4.1 million, or $0.04 per basic share in the second quarter of 2015.
EBITDA was negative $49.3 million for the second quarter of 2016, compared to negative $1.2 million for the second quarter of 2015. Adjusted EBITDA was $6.2 million for the second quarter of 2016, compared to $0.9 million for the second quarter of 2015.
During the second quarter of 2016, Limelight generated $6.7 million in cash.
Limelight ended the second quarter with 512 employees and employee equivalents, up from 501 employees at the end of the first quarter of 2016, and down from 563 employees in the year ago period.
Commenting on the results, Chief Executive Officer, Robert Lento said, “This was a milestone quarter in many ways. Our reported revenue suggests we strengthened our market position. At the same time, we improved our gross margin, achieved positive non-GAAP net income for the first time since 2007, and generated almost $7 million in cash from operations.”
He added, “Our financials, service quality, and performance are much improved over prior year, and, during the quarter, we entered into strategic agreements with Neustar and Google, demonstrating growing trust major corporations are placing in our global capabilities. We believe we have sufficient cash to invest in our operations, and our focus is on delighting our customers, strengthening our balance sheet, generating cash, and building shareholder value.”
We believe the longstanding 703 litigation is largely behind us. In addition, we are pursuing compensation for unauthorized use of our intellectual property by Akamai and XO Communications in the patent infringement case we filed against those companies in the Eastern District of Virginia back in November 2015.”
Based on current conditions, Limelight expects revenue to grow year-over-year in the single-digit percentages for the remainder of 2016. Management expects gross margin improvement for the full year of over 250 basis points, versus 200 basis points previously expected. We are also raising the lower end of our non-GAAP net income projection to between break-even and positive $0.05 per share. Capital expenditures should be $3 million less than prior guidance, and should total less than $17 million for the full year.

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,885	$44,680
Restricted cash	62,790	—
Marketable securities	—	28,322
Accounts receivable, net	24,872	26,795
Income taxes receivable	135	170
Deferred income taxes	80	89
Prepaid expenses and other current assets	6,278	9,578
Total current assets	125,040	109,634
Property and equipment, net	30,647	36,143
Marketable securities, less current portion	40	40
Deferred income taxes, less current portion	1,284	1,252
Goodwill	76,242	76,143
Other assets	1,903	2,415
Total assets	$235,156	$225,627
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,630	$9,137
Deferred revenue	2,469	2,890
Capital lease obligations	1,119	466
Income taxes payable	165	204
Provision for litigation	50,956	—
Other current liabilities	10,391	10,857
Total current liabilities	72,730	23,554
Long-term debt	12,790	—
Capital lease obligations, less current portion	3,008	1,436
Deferred income taxes	145	137
Deferred revenue, less current portion	52	92
Other long-term liabilities	1,963	2,311
Total liabilities	90,688	27,530
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 104,653 and 102,299 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	104	102
Additional paid-in capital	483,903	477,202
Accumulated other comprehensive loss	(10,304)	(10,812)
Accumulated deficit	(329,235)	(268,395)
Total stockholders’ equity	144,468	198,097
Total liabilities and stockholders’ equity	$235,156	$225,627

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Percent	June 30,	Percent	June 30,	June 30,	Percent
	2016	2016	Change	2015	Change	2016	2015	Change
Revenues	$43,560	$41,422	5%	$43,795	(1)%	$84,982	$86,124	(1)%
Cost of revenue:
Cost of services (1)	20,271	20,110	1%	21,271	(5)%	40,380	42,928	(6)%
Depreciation — network	4,489	4,668	(4)%	4,376	3%	9,157	8,528	7%
Total cost of revenue	24,760	24,778	—%	25,647	(3)%	49,537	51,456	(4)%
Gross profit	18,800	16,644	13%	18,148	4%	35,445	34,668	2%
Gross profit percentage	43.2%	40.2%		41.4%		41.7%	40.3%
Operating expenses:
General and administrative (1)	7,241	6,808	6%	6,081	19%	14,049	12,932	9%
Sales and marketing (1)	8,117	8,903	(9)%	10,002	(19)%	17,020	20,278	(16)%
Research and development (1)	6,289	6,325	(1)%	7,646	(18)%	12,614	13,909	(9)%
Depreciation and amortization	626	623	—%	635	(1)%	1,249	1,276	(2)%
Provision for litigation	50,956	—	NA	—	NA	50,956	—	NA
Total operating expenses	73,229	22,659	223%	24,364	201%	95,888	48,395	98%
Operating loss	(54,429)	(6,015)	805%	(6,216)	776%	(60,443)	(13,727)	340%
Other income (expense):
Interest expense	(279)	(179)	56%	—	NA	(459)	(4)	11,375%
Interest income	8	6	33%	75	(89)%	14	149	(91)%
Other, net	(79)	400	(120)%	(131)	(40)%	321	1,682	(81)%
Total other income (expense)	(350)	227	(254)%	(56)	525%	(124)	1,827	(107)%
Loss before income taxes	(54,779)	(5,788)	846%	(6,272)	773%	(60,567)	(11,900)	409%
Income tax expense	115	158	(27)%	90	28%	273	145	88%
Net loss	$(54,894)	$(5,946)	823%	$(6,362)	763%	(60,840)	(12,045)	405%

Net loss per share:
Basic and diluted	$(0.53)	$(0.06)		$(0.06)		(0.59)	(0.12)

Weighted average shares used in per share calculation:
Basic and diluted	103,904	102,693		99,841		103,299	99,239

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Share-based compensation:
Cost of services	$436	$473	$571	$909	$1,084
General and administrative	1,677	1,826	1,476	3,503	2,882
Sales and marketing	638	737	608	1,375	1,297
Research and development	542	460	625	1,002	1,086
Total share-based compensation	$3,293	$3,496	$3,280	$6,789	$6,349

Depreciation and amortization:
Network-related depreciation	$4,489	$4,668	$4,376	$9,157	$8,528
Other depreciation and amortization	620	617	434	1,237	877
Amortization of intangible assets	6	6	201	12	399
Total depreciation and amortization	$5,115	$5,291	$5,011	$10,406	$9,804

Net increase (decrease) in cash, cash equivalents and marketable securities:	$6,744	$(48,861)	$(6,027)	$(42,117)	$(18,167)

End of period statistics:
Approximate number of active customers	904	926	1,035	904	1,035

Number of employees and employee equivalents	512	501	563	512	563

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Operating activities
Net loss	$(54,894)	$(5,946)	$(6,362)	$(60,840)	$(12,045)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,115	5,291	5,011	10,406	9,804
Share-based compensation	3,293	3,496	3,280	6,789	6,349
Provision for litigation	50,956	—	—	50,956	—
Foreign currency remeasurement (gain) loss	467	(301)	96	166	(1,595)
Deferred income taxes	(68)	82	(62)	14	(115)
Gain on sale of property and equipment	(134)	—	—	(134)	—
Accounts receivable charges (recoveries)	83	(116)	224	(33)	470
Amortization of premium on marketable securities	—	19	48	19	106
Realized loss on marketable securities	—	32	—	32	—
Changes in operating assets and liabilities:
Accounts receivable	2,497	(540)	(4,312)	1,957	(9,292)
Prepaid expenses and other current assets	(191)	3,583	(1,352)	3,392	(202)
Income taxes receivable	51	(13)	13	38	11
Other assets	166	342	217	508	1,009
Accounts payable and other current liabilities	1,566	(4,005)	3,389	(2,439)	1,666
Deferred revenue	(934)	473	520	(461)	317
Income taxes payable	72	(127)	52	(55)	—
Other long term liabilities	(1,237)	900	(175)	(337)	(444)
Net cash provided by (used in) operating activities	6,808	3,170	587	9,978	(3,961)
Investing activities
Purchases of marketable securities	—	—	(1,965)	—	(11,921)
Sale and maturities of marketable securities	—	28,315	1,920	28,315	11,760
Change in restricted cash	—	(62,790)	—	(62,790)	—
Purchases of property and equipment	(259)	(1,421)	(5,395)	(1,680)	(12,061)
Net cash (used in) provided by investing activities	(259)	(35,896)	(5,440)	(36,155)	(12,222)
Financing activities
Principal payments on capital lease obligations	(319)	(159)	—	(478)	(358)
Payment of employee tax withholdings related to restricted stock vesting	(298)	(646)	(837)	(944)	(1,944)
Cash paid for purchase of common stock	—	—	—	—	(957)
Proceeds from line of credit	—	12,790	—	12,790	—
Proceeds from employee stock plans	813	43	544	856	2,519
Net cash provided by (used in) financing activities	196	12,028	(293)	12,224	(740)
Effect of exchange rate changes on cash and cash equivalents	(1)	159	140	158	(342)
Net increase (decrease) in cash and cash equivalents	6,744	(20,539)	(5,006)	(13,795)	(17,265)
Cash and cash equivalents, beginning of period	24,141	44,680	45,508	44,680	57,767
Cash and cash equivalents, end of period	$30,885	$24,141	$40,502	$30,885	$40,502
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss), adjusted to exclude provision for litigation, share-based compensation, litigation expenses, and amortization of intangible assets. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude interest and other (income) expense, interest expense, income tax expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude provision for litigation, share-based compensation and litigation expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because,

Exhibit 99.1

collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
Limelight is presenting the most directly comparable U.S. GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Exhibit 99.1

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited

	Three Months Ended						Six Months Ended
	June 30, 2016		March 31, 2016		June 30, 2015		June 30, 2016		June 30, 2015
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(54,894)	$(0.53)	$(5,946)	$(0.06)	$(6,362)	$(0.06)	$(60,840)	$(0.59)	$(12,045)	$(0.12)
Provision for litigation	50,956	0.49	—	—	—	—	50,956	0.49	—	—
Share-based compensation	3,293	0.03	3,496	0.03	3,280	0.03	6,789	0.07	6,349	0.06
Litigation expenses	1,271	0.01	1,178	0.01	(1,174)	(0.01)	2,449	0.02	(1,155)	(0.01)
Amortization of intangible assets	6	—	6	—	201	—	12	—	399	—
Non-GAAP net loss	$632	$0.01	$(1,266)	$(0.01)	$(4,055)	$(0.04)	$(634)	$(0.01)	$(6,452)	$(0.07)

Weighted average shares used in per share calculation:		103,904		102,693		99,841		103,299		99,239

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
U.S. GAAP net loss	$(54,894)	$(5,946)	$(6,362)	$(60,840)	$(12,045)
Depreciation and amortization	5,115	5,291	5,011	10,406	9,804
Interest expense	279	179	—	459	4
Interest and other (income) expense	71	(406)	56	(335)	(1,831)
Income tax expense	115	158	90	273	145
EBITDA	$(49,314)	$(724)	$(1,205)	$(50,037)	$(3,923)
Provision for litigation	50,956	—	—	50,956	—
Share-based compensation	3,293	3,496	3,280	6,789	6,349
Litigation expenses	1,271	1,178	(1,174)	2,449	(1,155)
Adjusted EBITDA	$6,206	$3,950	$901	$10,157	$1,271
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-388-8480 within the United States or +1 678-809-1592 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenues for the full

Exhibit 99.1

year 2016; our gross margin, non-GAAP net income and capital expenditures for the full year 2016; our expectations regarding litigation; and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of July 27, 2016, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks (NASDAQ: LLNW), a global leader in digital content delivery, empowers customers to better engage online audiences by enabling them to securely manage and globally deliver digital content, on any device. The company’s award winning Limelight Orchestrate™ platform includes an integrated suite of content delivery technology and services that helps organizations secure digital content, deliver exceptional multi-screen experiences, improve brand awareness, drive revenue, and enhance customer relationships - all while reducing costs.  For more information, please visit www.limelight.com, read our blog, follow us on Twitter , Facebook and LinkedIn and be sure to visit Limelight Connect.”
Copyright (C) 2016 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ